POWER OF ATTORNEY JOHN NAHAS With respect to holdings of and transactions in securities issued by Rexford Industrial Realty, Inc. (the “Company”), the undersigned hereby constitutes and appoints the individuals listed on Schedule A attached hereto, as such schedule may be amended from time to time, or any of them signing singly, with full power of substitution and resubstitution, to act as the undersigned’s true and lawful attorney-in-fact to: 1. prepare, execute (including execution of any required authentication or notarized documents), and submit to the United States Securities and Exchange Commission (the “SEC”), in the undersigned’s name and on the undersigned’s behalf, Form ID (including any amendments or successor forms), together with any exhibits, certifications, notarizations, powers of attorney or other documents necessary or appropriate to obtain, maintain, administer, regenerate, modify or confirm the undersigned’s access to the SEC’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), including EDGAR Next and the EDGAR Filer Management system, solely to enable the undersigned to make electronic filings with the SEC; 2. in furtherance of the foregoing, designate, authorize, manage or remove account administrators, users or filing agents, make required confirmations, representations or certifications (including annual confirmations), and take any action necessary or appropriate to permit filings required by Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and related EDGAR account administration; 3. execute for and on behalf of the undersigned Forms 3, 4 and 5, and any amendments thereto, in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and the rules thereunder; 4. do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete, execute and timely file any such Form 3, 4 or 5, or any amendment thereto, with the SEC and any stock exchange or similar authority; and 5. take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in the discretion of such attorney-in-fact. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and resubstitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

2 This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 24th day of March, 2026. /s/ John Nahas_____ John Nahas

3 Schedule A Individuals Appointed as Attorney-in-Fact with Full Power of Substitution and Resubstitution 1. Cher Riban, VP SEC Reporting 2. David Lanzer, General Counsel 3. Laura Clark, CEO 4. Michael Fitzmaurice, CFO